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                                                                    EXHIBIT 21.1

Subsidiaries
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Worldres Europe GmbH and Co. KG.

Worldres U.K. Ltd.

Worldres France S.A.R.L.

Goldreyer Inc. (dba BedandBreakfast.com)

Munsenware Inc.